Spectrum Pharmaceuticals Reports Third Quarter 2022 Financial Results and Provides Corporate Update

-- ROLVEDON™ (eflapegrastim-xnst) injection is now commercially available --
-- Cash runway expected to extend through 2024 --
-- Management to host webcast and conference call today at 4:30 p.m. ET / 1:30 p.m. PT --

BOSTON - November 10, 2022 - Spectrum Pharmaceuticals, Inc. (NasdaqGS: SPPI), a biopharmaceutical company focused on novel and targeted oncology therapies, announced today financial results for the three-month period ended September 30, 2022 and provided a corporate update.

Third Quarter 2022 and Recent Business Update

•Launched ROLVEDON™ (eflapegrastim-xnst) injection for adult patients with non-myeloid malignancies receiving myelosuppressive anti-cancer drugs associated with clinically significant incidence of febrile neutropenia into an estimated approximately $2 billion market.

•Closed on debt financing with SLR Capital Partners, LLC (SLR) for a term loan facility of up to $65 million, of which $30 million was funded at closing.

•As of September 30, 2022, the Company had $100.3 million of cash, cash equivalents, and marketable securities available to optimize the ROLVEDON commercial launch and extends the Company’s cash runway through 2024.

•The U.S. Food and Drug Administration’s (“FDA”) Oncologic Drugs Advisory Committee (“ODAC”) reviewed poziotinib for the treatment of patients with previously treated locally advanced or metastatic non-small cell lung cancer (“NSCLC”) harboring HER2 exon 20 insertion mutations and voted 9-4 that the current benefits of poziotinib do not outweigh its risks. The PDUFA date for poziotinib is scheduled for November 24, 2022.

“The approval of ROLVEDON marks a significant accomplishment for Spectrum and our partner Hanmi Pharmaceutical. We are proud that the product became commercially available in October and are excited to be competing in an estimated $2 billion market opportunity. Importantly, we have been preparing for this milestone and have the financial runway to support ROLVEDON in the marketplace,” said Tom Riga, President and Chief Executive Officer of Spectrum Pharmaceuticals. “While we are disappointed by the ODAC vote on poziotinib, we are awaiting the final response from the FDA and will continue to act in the best interest of the Company, our shareholders, and the patients who need our medicines.”

Three-Month Period Ended September 30, 2022 (All numbers are from Continuing Operations)
Total research and development expenses were $13.3 million during the quarter, compared to $20.9 million in the same period in 2021. The $7.5 million decrease is primarily attributable to completed program spend associated with ROLVEDON, as well as a decrease in personnel-related expenses of $3.0 million related to the strategic restructuring that began in January 2022.
Selling, General and Administrative expenses were $8.3 million during the quarter, compared to $12.2 million in the same period in 2021. The $4.0 million decrease is primarily due to lower costs associated
2 Atlantic Avenue, 6th Floor • Boston, Massachusetts 02110 • Tel: (617) 586-3900 • www.sppirx.com • NASDAQ: SPPI with employee compensation, benefits, and other headcount related expenses related to the reduction of workforce announced in January, as well as decreases in stock-based compensation.
Spectrum recorded a net loss of $21.9 million, or a $0.12 loss per basic and diluted share, in the three-month period ended September 30, 2022, compared to a net loss of $33.1 million, or a $0.21 loss per basic and diluted share, in the comparable period in 2021.
Cash Position and Guidance

The Company had a total cash, cash equivalents, and marketable securities balance of approximately $100.3 million at September 30, 2022.
Conference Call
As previously announced, management will host a conference call as follows:

Date: Thursday, November 10, 2022
Time: 4:30 PM ET
Register (Audio Only): Click Here

The webcast will be archived under the "Events and Presentations” section of the Company’s investor relations website.

About Spectrum Pharmaceuticals, Inc.
Spectrum Pharmaceuticals is a biopharmaceutical company focused on acquiring, developing, and commercializing novel and targeted oncology therapies. Spectrum has a strong track record of successfully executing across the biopharmaceutical business model, from in-licensing and acquiring differentiated drugs, clinically developing novel assets, successfully gaining regulatory approvals and commercializing in a competitive healthcare marketplace. Spectrum has a late-stage pipeline with novel assets that serve areas of unmet need. This pipeline has the potential to transform the company in the near future. For additional information on Spectrum Pharmaceuticals please visit www.sppirx.com.

Notice Regarding Forward-looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, as amended to date. These forward-looking statements relate to a variety of matters, including, without limitation, statements that relate to Spectrum’s business and its future, including the likelihood and timing of the FDA approval of poziotinib, if FDA approval is received, the success and timing of the company’s commercialization efforts, the success of the company’s commercial launch of ROLVEDON, the expected size of the company’s market opportunity for ROLVEDON, the future potential of Spectrum’s existing drug pipeline, the results of the company’s strategic restructuring, the length of the company’s cash runway and other statements that are not purely statements of historical fact. These forward-looking statements are made on the basis of the current beliefs, expectations, and assumptions of the management of Spectrum and are subject to significant risks and uncertainties that could cause actual results to differ materially from what may be expressed or implied in these forward-looking statements. Risks that could cause actual results to differ include, but are not limited to, the uncertainties inherent in new product development, including clinical trial results and additional analysis of existing preclinical and clinical data, the possibility that Spectrum's new and existing drug candidates, including poziotinib, may not ultimately prove to be safe or effective,
2 Atlantic Avenue, 6th Floor • Boston, Massachusetts 02110 • Tel: (617) 586-3900 • www.sppirx.com • NASDAQ: SPPI the possibility that Spectrum's new and existing drug candidates, if approved, may not be more effective, safer, or more cost-efficient than competing drugs and other risks that are described in further detail in the company's reports filed with the Securities and Exchange Commission (SEC). The company does not plan to update any such forward-looking statements and expressly disclaims any duty to update the information contained in this press release except as required by law. For a further discussion of risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of Spectrum in general, see the risk disclosures in the Annual Report on Form 10-K of Spectrum for the year ended December 31, 2021, and in subsequent reports on Forms 10-Q and 8-K and other filings made with the SEC by Spectrum.

SPECTRUM PHARMACEUTICALS, INC.® is a registered trademark of Spectrum Pharmaceuticals, Inc and its affiliates. REDEFINING CANCER CARE™ and ROLVEDON™ are the Spectrum Pharmaceuticals’ logos and trademarks owned by Spectrum Pharmaceuticals, Inc. Any other trademarks are the property of their respective owners.
© 2022 Spectrum Pharmaceuticals, Inc. All Rights Reserved

Contacts:

Tom Riga
Chief Executive Officer
949.788.6700
InvestorRelations@sppirx.com

Lisa Wilson
In-Site Communications, Inc.
212.452.2793
lwilson@insitecony.com

2 Atlantic Avenue, 6th Floor • Boston, Massachusetts 02110 • Tel: (617) 586-3900 • www.sppirx.com • NASDAQ: SPPI

SPECTRUM PHARMACEUTICALS, INC.
Condensed Consolidated Statements of Operations
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Operating costs and expenses:
Selling, general and administrative	$8,263	$12,243	$27,518	$41,515
Research and development	13,335	20,850	33,535	69,335
Total operating costs and expenses	21,598	33,093	61,053	110,850
Loss from continuing operations before other income (expense) and income taxes	(21,598)	(33,093)	(61,053)	(110,850)
Other income (expense):
Interest income, net	128	11	256	121
Other income (expense), net	(443)	9	(5,534)	(7,948)
Total other income (expense)	(315)	20	(5,278)	(7,827)
Loss from continuing operations before income taxes	(21,913)	(33,073)	(66,331)	(118,677)
Provision for income taxes from continuing operations	(16)	—	(45)	(9)
Loss from continuing operations	(21,929)	(33,073)	(66,376)	(118,686)
Income (loss) from discontinued operations, net of income taxes	4	(11)	(39)	(227)
Net loss	$(21,925)	$(33,084)	$(66,415)	$(118,913)

Basic and diluted loss per share:
Loss from continuing operations	$(0.12)	$(0.21)	$(0.37)	$(0.77)
Income (loss) from discontinued operations	$0.00	$(0.00)	$(0.00)	$(0.00)
Net loss per share, basic and diluted	$(0.12)	$(0.21)	$(0.37)	$(0.78)
Weighted average shares outstanding, basic and diluted	188,358,072	159,261,818	177,818,168	153,341,854

2 Atlantic Avenue, 6th Floor • Boston, Massachusetts 02110 • Tel: (617) 586-3900 • www.sppirx.com • NASDAQ: SPPI

SPECTRUM PHARMACEUTICALS, INC.
Condensed Consolidated Balance Sheets
(In thousands, except share and par value amounts)
(Unaudited)

	September 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$56,255	$88,539
Marketable securities	43,997	12,108
Other receivables	586	1,028
Inventories	9,373	—
Prepaid expenses and other current assets	2,769	2,277
Total current assets	112,980	103,952
Property and equipment, net	422	455
Facility and equipment under lease	1,869	2,505
Other assets	3,658	4,636
Total assets	$118,929	$111,548
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and other accrued liabilities	$42,011	$41,258
Accrued payroll and benefits	7,613	11,971
Total current liabilities	49,624	53,229
Loan payable, long-term	28,488	—
Other long-term liabilities	4,965	10,766
Total liabilities	83,077	63,995
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.001 par value; 300,000,000 shares authorized; 203,339,656 and 164,502,013 issued and outstanding at September 30, 2022 and December 31, 2021, respectively	203	165
Additional paid-in capital	1,148,996	1,094,353
Accumulated other comprehensive loss	(3,009)	(3,042)
Accumulated deficit	(1,110,338)	(1,043,923)
Total stockholders’ equity	35,852	47,553
Total liabilities and stockholders’ equity	$118,929	$111,548

2 Atlantic Avenue, 6th Floor • Boston, Massachusetts 02110 • Tel: (617) 586-3900 • www.sppirx.com • NASDAQ: SPPI